     As Filed with the Securities and Exchange Commission on June 4, 2003

                          Registration No. 333-93837


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3
                                      TO
                                   FORM S-1



                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                              ZAP.COM CORPORATION
             (Exact name of registrant as specified in charter)

                      NEVADA                             16-0571159                 7319
          (State or other jurisdiction of             (I.R.S. Employer        (Primary Standard
          incorporation or organization)             Identification No.)      Classification Code
                                                                                incorporation)


     ZAP.COM CORPORATION                       AVRAM A. GLAZER
100 MERIDIAN CENTRE, SUITE 350          PRESIDENT AND CHIEF EXECUTIVE
  ROCHESTER, NEW YORK 14618                       OFFICER
        (585)242-8600                        ZAP.COM CORPORATION
(Address, including zip code of         100 MERIDIAN CENTRE, SUITE 350
          principal                       ROCHESTER, NEW YORK 14618
place of business and telephone                 (585)242-8600
           number,                      (Name, address, including zip
    including area code of                    code of principal
         Registrant's                   place of business and telephone
 principal executive offices)                      number,
                                             including area code of
                                             Registrant's principal
                                               executive offices)


                                  Copies to:

                            GORDON E. FORTH, ESQ.
                           WOODS OVIATT GILMAN LLP
                           700 CROSSROADS BUILDING
                               TWO STATE STREET
                          ROCHESTER, NEW YORK 14614
                         TELEPHONE NO. (585) 987-2800
                         FACSIMILE NO. (585) 454-3968


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK THAT REMAIN UNSOLD HEREUNDER AS OF THE DATE HEREOF.

        THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DEREGISTRATION OF SECURITIES


        This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Zap.Com Corporation ("Zap.Com") amends the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-93837) (as previously amended, the "Registration Statement") of Zap.Com that was originally declared effective by the Securities and Exchange Commission on March 3, 2000. This Registration Statement covers the registration of up to 30,000,000 shares of Zap.Com common stock, par value $.001 per share ("Zap.Com Common Stock"), that were to be issued by Zap.Com from time to time as payment for all or some portion of the purchase price for one or more acquisitions of companies, businesses or assets of businesses (the "Shelf Registration"). On June 4, 2003, Zap.Com terminated the offering conducted under the Shelf Registration without making any acquisitions where Zap.Com Common Stock would have been issued under the Shelf Registration. No Zap.Com Common Stock has been or will be issued pursuant to the Shelf Registration. Accordingly, this Post-Effective Amendment serves to deregister all 30,000,000 shares of Zap.Com Common Stock that were entitled to be sold under the Shelf Registration.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on June 4, 2003.

                                                ZAP.COM CORPORATION


                                                By:     /s/ Avram A. Glazer
                                                        -------------------
                                                Name:   Avram A. Glazer
                                                Title:  Chief Executive Officer
                                                        and President


        In accordance with the requirements of the Securities Act, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 has been signed by the following persons in their capacities and on the date signed.


Signature                       Title                           Date
---------                       -----                           ----

/s/ Avram A. Glazer     Chairman of the Board of Directors,
-------------------     Director, Chief Executive Officer       June 4, 2003
Avram A. Glazer         and President


/s/ Leonard DiSalvo     Vice President Finance, Chief
-------------------     Financial Officer and Principal         June 4, 2003
Leonard DiSalvo         Accounting Officer